UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 2, 2019

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 2, 2019, Martin Midstream Partners L.P. (the “Partnership”) completed the previously announced purchase of all of the issued and outstanding equity of Martin Transport, Inc. ("MTI") from Martin Resource Management Corporation for total consideration of $135.0 million with a $10.0 million earn-out based on certain performance thresholds, subject to certain post-closing adjustments. MTI operates a fleet of tank trucks providing transportation of petroleum products, liquid petroleum gas, chemicals,sulfur and other products, as well as owns twenty-three terminals located throughout the Gulf Coast and Midwest.

In connection with the acquisition of MTI and pursuant to the Third Amended and Restated Credit Agreement dated as of March 28, 2013, as amended (the “Credit Agreement”) among Martin Operating Partnership L.P. (the “Borrower”), the Partnership and the various financial institutions that are parties thereto, MTI has agreed to guarantee the obligations of the Partnership under the Credit Agreement and to secure its guaranteed obligations by the pledged assets.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
99.1	Press Release dated January 2, 2019.

   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: January 4, 2019	By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer